                           SCHEDULE 14A INFORMATION

               PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement

[_] Confidential, for Use of the Commission Only (as permitted by Rule 14a-
    6(e)(2))

[X] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to sections 240.14a-11(c) or sections
    240.14a-12

                                LookSmart, Ltd.
                ----------------------------------------------
               (Name of Registrant as Specified In Its Charter)

                ----------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

  (1)  Title of each class of securities to which transaction applies:
    -------------------------------------------------------------------------

  (2)  Aggregate number of securities to which transaction applies:
    -------------------------------------------------------------------------

  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
    -------------------------------------------------------------------------

  (4)  Proposed maximum aggregate value of transaction:
    -------------------------------------------------------------------------

  (5)  Total fee paid:
    -------------------------------------------------------------------------

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

  (1)  Amount Previously Paid:
    -------------------------------------------------------------------------

  (2)  Form, Schedule or Registration Statement No.:
    -------------------------------------------------------------------------

  (3)  Filing Party:
    -------------------------------------------------------------------------

  (4)  Date Filed:
    -------------------------------------------------------------------------

                           NOTICE OF ANNUAL MEETING

                                LOOKSMART, LTD.
                               625 Second Street
                        San Francisco, California 94107

Dear Stockholder:

   You are cordially invited to attend the annual meeting of stockholders of LookSmart, Ltd. ("LookSmart" or the "Company") to be held at our headquarters located at 625 Second Street, San Francisco, California, on Thursday, May 25, 2000, at 10 a.m. local time. The annual meeting is being held for the following purposes:

  (1) To elect two directors for three-year terms expiring at the annual meeting of stockholders in 2003;

  (2) To ratify the appointment of the accounting firm PricewaterhouseCoopers LLP as the Company's independent auditors for the current fiscal year; and

  (3) To transact of any other business that may properly come before the annual meeting or any adjournment or postponement thereof.

   These items are fully discussed in the following pages, which are made part of this notice. Only stockholders of record on the books of the Company at the close of business on April 15, 2000, are entitled to vote at the annual meeting. A list of stockholders entitled to vote will be available for inspection at the offices of LookSmart, 625 Second Street, San Francisco, California, during ordinary business hours for the 10 days prior to the annual meeting.

   A copy of the annual report on Form 10-K for the year ended December 31, 1999, is enclosed with this notice. The annual report, proxy statement and enclosed proxy are being furnished to stockholders on and after May 3, 2000.

                                          By order of the board of directors,

                                          /s/ MARTIN E. ROBERTS
                                          Martin E. Roberts, Esq.
                                          Vice President, Senior Counsel and
                                          Secretary

May 3, 2000

-------------------------------------------------------------------------------

     Your vote is very important. Even if you plan to attend the meeting, PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY PROMPTLY.

-------------------------------------------------------------------------------

                                PROXY STATEMENT
                                    FOR THE
                        ANNUAL MEETING OF STOCKHOLDERS

                                LookSmart, Ltd.
                               625 Second Street
                        San Francisco, California 94107

                               ----------------

                   INFORMATION ABOUT SOLICITATION AND VOTING

General

   The enclosed proxy is solicited by the board of directors of LookSmart for use in voting at the annual meeting of stockholders to be held at 10:00 a.m., local time, on Thursday, May 25, 2000, at our headquarters located at 625 Second Street, San Francisco, California, and any postponement or adjournment of that meeting. The Company's telephone number is (415) 348-7000. The purpose of the annual meeting is to consider and vote upon the proposals outlined in this proxy statement and the attached notice.

   These proxy solicitation materials were mailed on or about May 3, 2000 together with the Company's annual report on Form 10-K to all stockholders entitled to vote at the meeting.

Record Date and Outstanding Shares

   Only stockholders of record on the books of the Company at the close of business on the record date, April 15, 2000, will be entitled to vote at the annual meeting. As of the close of business on the record date, there were 89,136,961 shares of common stock outstanding and held of record by approximately 507 stockholders.

Voting and Solicitation

   Every stockholder voting in the election of directors may cumulate such stockholder's votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of shares held by such stockholder, or distribute the stockholder's votes on the same principle among as many candidates as the stockholder may select, provided that votes cannot be cast for more candidates than the number of directors to be elected. However, no stockholder shall be entitled to cumulate votes unless the candidate's name has been placed in nomination prior to the voting and the stockholder, or any other stockholder, has given notice at the meeting prior to the voting of the intention to cumulate the stockholder's votes. On all other matters, each share has one vote.

   When proxies are properly dated, executed and returned, the shares they represent will be voted at the annual meeting in accordance with the instructions of the stockholder. If no specific instructions are given, the shares will be voted FOR the election of the nominees for directors set forth herein and FOR ratification of the appointment of auditors. In addition, if other matters come before the annual meeting, the persons named in the accompanying form of proxy will vote in accordance with their best judgment with respect to such matters.

   The cost of soliciting proxies will be borne by the Company. Proxies may be solicited by the Company's officers, directors and regular employees, without compensation, personally or by telephone or facsimile.

Required Vote

   The two candidates for election as directors at the annual meeting who receive the highest number of affirmative votes will be elected. The ratification of the independent auditors for the Company for the current year will require the affirmative vote of a majority of the shares of the Company's common stock present or represented and entitled to vote at the annual meeting.

Revocability of Proxies

   A proxy given pursuant to this solicitation may be revoked at any time before its use by delivering a written revocation to the Secretary of the Company, delivering a duly executed proxy bearing a later date or attending and voting in person at the annual meeting.

Quorum; Abstentions; Broker Non-Votes

   A quorum is required for the transaction of business during the annual meeting. A quorum is present when a majority of stockholder votes are present in person or by proxy. Shares that are voted "FOR", "AGAINST" or "WITHHELD" on a matter are treated as being present at the meeting for purposes of establishing a quorum and are also treated as votes cast by the common stock present in person or represented by proxy at the annual meeting and entitled to vote on the subject matter.

   The Company will count abstentions for purposes of determining both (i) the presence or absence of a quorum for the transaction of business and (ii) the total number of votes cast with respect to a proposal (other than the election of directors). As a result, abstentions will have the same effect as a vote against the proposal.

   Broker non-votes will be counted for purposes of determining the presence or absence of a quorum for the transaction of business. Broker non-votes will not be counted for purposes of determining the number of votes cast with respect to the particular proposal. Thus, a broker non-vote will not have any effect on the outcome of the voting on a proposal.

                     PROPOSAL ONE -- ELECTION OF DIRECTORS

   Our board of directors consists of six directors, two of whom are standing for election: Mariann Byerwalter and Robert Ryan. In addition to the two directors standing for election, we have two incumbent directors with terms expiring in 2001 and two incumbent directors with terms expiring in 2002. Our bylaws provide that the board of directors is divided into three classes, with each class to be as nearly equal in number as possible. There is no difference in the voting rights of the members of each class of directors. Each class of directors serves a term of office of three years, with the term of one class expiring at the annual meeting of stockholders in each successive year. There are no family relationships among any directors or executive officers of the Company, except that Evan Thornley, Chairman, Chief Executive Officer and a member of the board of directors, is married to Tracey Ellery, President and a member of the board of directors.

   The names, ages and principal occupations of the members of the board of directors as of April 15, 2000 are as follows:

   Name                       Age Position
   ----                       --- --------
   Evan Thornley.............  35 Chief Executive Officer and Chairman,
                                   LookSmart
   Tracey Ellery.............  37 President, LookSmart
   Mariann Byerwalter (1)....  39 Chief Financial Officer and Vice President
                                   of Business Affairs, Stanford University
   Robert Ryan (2)...........  52 Chairman, Entrepreneur America, LLC
   Anthony Castagna (2)......  52 Director, GlobalGate LLC and Macquarie
                                   Technology Funds Management Pty Ltd.
   Scott Whiteside (1).......  49 Chief Operating Officer, Cox Interactive
                                   Media, Inc.

--------
(1) Member of Audit Committee
(2) Member of Compensation Committee

   Unless marked otherwise, proxies received will be voted FOR the election of the two nominees named below. Both of the nominees are presently directors of the Company whose terms will expire at the annual meeting. The proposed nominees are willing to be elected and to serve. If either nominee is unable or unwilling to serve as a director at the time of the annual meeting, the proxies may be voted either (i) for a substitute nominee who shall be designated by the proxy holders or by the incumbent board of directors to fill the vacancy or (ii) for the other nominee, leaving a vacancy. Alternatively, the size of the board of directors may be reduced accordingly. The board of directors has no reason to believe that any of the nominees will be unwilling or unable to serve if elected as a director. Such persons have been nominated to serve for three-year terms until the annual meeting of stockholders in 2003 or until their successors, if any, are elected or appointed.

Nominees for Election to the Board of Directors

   The nominees for election to the board of directors are Mariann Byerwalter and Robert Ryan. The board of directors unanimously recommends that you vote for election of both nominees as directors.

   Mariann Byerwalter has served as one of our directors since February 2000. Since February 1996, Ms. Byerwalter has served as Chief Financial Officer and Vice President of Business Affairs at Stanford University. Prior to that time, Ms. Byerwalter was Executive Vice President and Chief Financial Officer of Eureka Bank and Chief Operating Officer and Chief Financial Officer of America First Eureka Holdings. Ms. Byerwalter is a member of the board of directors of Redwood Trust, Inc., as well as several privately-held or non-profit institutions, including America First Companies, SRI International, Stanford Management Company and Stanford Hospital and Clinics. Ms. Byerwalter holds a B.A. in economics and political science/public policy from Stanford University and an M.B.A. from Harvard University.

   Robert Ryan has served as one of our directors since May 1998. Since 1995, Mr. Ryan has served as Chairman of Entrepreneur America, LLC, a business consulting company. Mr. Ryan founded and served as Chief Executive Officer and Chairman of Ascend Communications, Inc., a networking company, from 1989 to 1995. Mr. Ryan holds a B.A. in mathematics from Cornell University and an M.A. in mathematics from the University of Wisconsin.

Incumbent Directors Whose Terms Continue After the Annual Meeting

   Biographical information is presented below for each person who is continuing as an incumbent director whose term expires at the annual meeting of stockholders in 2001:

   Anthony Castagna has served as one of our directors since March 1999. Dr. Castagna presently serves as a non-executive director of GlobalGate LLC, an Internet-related technology holding company, and as a non-executive director of Macquarie Technology Funds Management Pty Limited, an Australian venture capital fund. From 1994 to present, Dr. Castagna has served as an independent advisor to the Macquarie Technology Investment Banking Division of Macquarie Bank Limited, an investment banking company, and other technology-based companies in Australia, Asia and the United States. Dr. Castagna holds a Bachelor of Commerce degree from the University of Newcastle, Australia, and an M.B.A. and Ph.D. in finance from the University of New South Wales, Australia.

   Scott Whiteside has served as one of our directors since May 1998. Since August 1999, Mr. Whiteside has served as Chief Operating Officer of Cox Interactive Media, Inc., a wholly owned subsidiary of Cox Enterprises, Inc., a media conglomerate. From October 1995 to August 1999, Mr. Whiteside served as Director of Strategy and Technology/New Media at Cox Enterprises, Inc. From 1993 to 1995, Mr. Whiteside served as a Director of Strategic Development at Times Mirror Company, a publishing company. Mr. Whiteside holds a B.S. in journalism from the University of Missouri, an M.B.A. from Rockhurst College and a J.D. from Oklahoma University.

   Biographical information is presented below for each person who is continuing as an incumbent director whose term expires at the annual meeting of stockholders in 2002:

   Evan Thornley co-founded LookSmart and has served as its Chairman and Chief Executive Officer and a director since July 1996. From July 1996 to June 1999, Mr. Thornley also served as President. From 1991 to

1996, Mr. Thornley was a consultant at McKinsey & Company, a global consulting company, in their New York, Kuala Lumpur and Melbourne offices. Mr. Thornley holds a Bachelor of Commerce and a Bachelor of Laws from the University of Melbourne, Australia. Mr. Thornley is married to Ms. Ellery.

   Tracey Ellery co-founded LookSmart and has served as its President since June 1999 and as a director since September 1997. Ms. Ellery was Senior Vice President of Product from July 1996 to June 1999. From 1991 to 1994, Ms. Ellery was Chief Executive Officer of Student Services Australia, an Australian college publishing and retail company. Ms. Ellery studied drama and legal studies at Deakin University, Australia. Ms. Ellery is married to Mr. Thornley.

Board Committees and Meetings

   In March 1999, the board of directors established two standing committees: the audit committee and the compensation committee. Prior to that time, the functions of these two standing committees were performed by the board of directors.

   Audit Committee. The audit committee recommends to the board of directors the selection of independent accountants, approves the nature and scope of services to be performed by the independent accountants and reviews the range of fees for such services, confers with the independent accountants and reviews the results of the annual audit, reviews with the independent accountants the Company's accounting and financial controls, and reviews policies and practices regarding compliance with laws and conflicts of interest. From March 1999 to August 1999, the audit committee was composed of directors Ellery, Paul Riley and Whiteside. From August 1999 to December 1999, the audit committee was composed of directors Whiteside and Riley. In December 1999, Mr. Riley resigned from the board of directors and was replaced in March 2000 with Ms. Byerwalter. Currently, the audit committee consists of directors Byerwalter and Whiteside, both of whom are non-employee directors. In 1999, the audit committee held four meetings.

   Compensation Committee. The compensation committee is responsible for reviewing and recommending to the board of directors the timing and amount of compensation for the Chief Executive Officer and other key employees, including salaries, bonuses and other benefits. The compensation committee also is responsible for administering the Company's stock option and other equity-based incentive plans. From March 1999 to August 1999, the compensation committee consisted of directors Castagna, Ryan and Thornley. Since August 1999, the compensation committee has consisted of directors Castagna and Ryan, both of whom are non-employee directors. In 1999, the compensation committee held five meetings.

   During the Company's last fiscal year, the board of directors held 15 regular meetings and took action by written consent on two occasions. Each of the directors attended 75% or more of the aggregate of (i) the total number of meetings of the board of directors and (ii) the total number of meetings held by all committees of the board of directors on which he or she served (during the periods that he or she served).

Compensation of Directors

   Directors received no compensation for their services as directors in 1999, other than reimbursement of reasonable out-of-pocket expenses for attendance at board meetings. Starting in February 2000, the board of directors resolved to provide for automatic grants of stock options under the 1998 Stock Option Plan as follows: (i) new non-employee directors shall automatically be granted an option to purchase 50,000 shares of common stock upon joining the board of directors, and (ii) each year, non-employee directors shall be granted an option to purchase 20,000 shares of common stock, based upon the continued service of the director during the prior year. These stock options vest at a rate of 1/36th per month over the three years following the commencement of vesting, based on continued service as a director. Vesting accelerates 100% in the event of involuntary termination of the director's membership on the board of directors within 12 months after a change of control of the Company.

Compensation Committee Interlocks and Insider Participation

   The compensation committee was established in March 1999. Prior to that time, the entire board of directors participated in compensation decisions. In particular, Mr. Thornley and Ms. Ellery, each an officer and employee of LookSmart, actively participated in the deliberations concerning executive officer compensation. The compensation committee currently consists of directors Castagna and Ryan, neither of whom is or has been an officer or employee of the Company. Evan Thornley, Chairman and Chief Executive Officer of the Company, is not a member of the compensation committee and cannot vote on matters decided by the committee. He participates in compensation committee discussions regarding salaries and incentive compensation for all employees of and consultants to the Company, but Mr. Thornley is excluded from discussions regarding his own salary and incentive compensation.

   No interlocking relationship exists between the Company's board of directors or compensation committee and the board of directors or compensation committee of any other party, nor has such relationship existed in the past.

    PROPOSAL TWO -- RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

   Subject to the approval of stockholders, the board of directors has reappointed the firm of PricewaterhouseCoopers LLP, certified public accountants, as independent accountants of the Company for the current fiscal year. PricewaterhouseCoopers LLP has audited the financial statements of the Company and its subsidiaries for the fiscal year ended December 31, 1999. Representatives of PricewaterhouseCoopers LLP are expected to be present at the annual meeting, will have an opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions from stockholders.

   The board of directors recommends that you vote FOR ratification of the appointment of PricewaterhouseCoopers LLP.

           STOCK OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT

   To the Company's knowledge, the following table sets forth the number of shares of LookSmart common stock beneficially owned as of April 15, 2000, by

    . each beneficial owner of 5% or more of the Company's outstanding common stock,

    . each of LookSmart's directors and nominees for director,

    . each of the named executive officers, and

    . all of LookSmart's directors, nominees for director and executive officers as a group.

   Except as otherwise indicated below and subject to applicable community property laws, each owner has sole voting and sole investment powers with respect to the stock issued. Beneficial ownership is determined in accordance with SEC regulations and generally includes voting or investment power with respect to securities. Beneficial ownership also includes securities issuable upon exercise of stock options or warrants exercisable within 60 days of April 15, 2000. Percentage ownership is based on 89,136,961 shares of common stock outstanding as of April 15, 2000. Stock options exercisable within 60 days of April 15, 2000 are deemed outstanding for computing the percentage of the person holding such options but are not deemed outstanding for computing the percentage of any other person. Unless otherwise indicated below, the address of the persons listed is c/o LookSmart, Ltd., 625 Second Street, San Francisco, 94107.

                                                        Shares      Percent
                                                     Beneficially Beneficially
Name and Address of Beneficial Owner                   Owned(1)      Owned
------------------------------------                 ------------ ------------
Five Percent Stockholders
Cox LOOK, Inc. (2).................................   18,987,801      21.3%
 3773 Howard Hughes Pkwy.
 Suite 300N
 Las Vegas, NV 89109
The Reader's Digest Association, Inc...............    9,000,000      10.1
 Reader's Digest Road
 Pleasantville, NY 10570
Entities Affiliated with Macquarie Bank Limited
 (3)...............................................    5,052,252       5.7
 Macquarie Bank Limited
 Level 16, 20 Bond Street
 Sydney, NSW, 2000 Australia
Named Executive Officers and Directors
Evan Thornley (4)..................................    7,535,000       8.5
Tracey Ellery (4)..................................    7,535,000       8.5
Brian Cowley.......................................    1,286,250       1.4
Patricia Cole......................................       57,250         *
David Neylon.......................................          --          *
Val Landi..........................................      262,500         *
Mariann Byerwalter.................................        5,555         *
Anthony Castagna...................................          --          *
Robert Ryan........................................      832,500         *
Scott Whiteside (5)................................   18,987,801      21.3
All directors and executive officers as a group (17
 persons)..........................................   39,275,842      43.5

--------
*   Less than 1%.

(1) Includes shares that may be acquired by the exercise of stock options granted under the Amended and Restated 1998 Stock Plan within 60 days after April 15, 2000. The number of shares subject to stock options exercisable within 60 days after April 15, 2000, for each listed person is shown below:

       Brian Cowley...................................................    45,000
       Patricia Cole..................................................    56,250
       Mariann Byerwalter.............................................     5,555
       Val Landi......................................................    25,000
       All directors and executive officers as a group................ 1,106,670

(2) Includes 1,500,000 shares of common stock issuable upon exercise of a warrant. Cox LOOK, Inc. is a wholly owned subsidiary of Cox Interactive Media, Inc., which is a wholly owned subsidiary of Cox Enterprises, Inc. Barbara Cox Anthony and Ann Cox Chambers, who are sisters, exercise beneficial ownership of 98.4% of the common stock of Cox Enterprises, Inc. Therefore, each of Cox Interactive Media, Inc., Cox Enterprises, Inc., Ms. Anthony and Ms. Chambers may also be deemed to be beneficial owners of the shares held by Cox LOOK, Inc.

(3) Consists of 1,938,843 shares of common stock held by Macquarie Bank Limited; 1,897,566 shares held by Belike Nominees Pty Limited; 373,740 shares held by Perpetual Trustee Company Limited as trustee for Macquarie Technology Fund 1A; 373,740 shares held by Perpetual Trustee Company Limited as trustee for Macquarie Technology Fund 1B; 201,000 shares held by Macquarie Select Opportunities Fund; and 267,363 shares held by Macquarie PRISM Pty Limited.

(4) Mr. Thornley and Ms. Ellery are husband and wife and, accordingly, each is the beneficial owner of shares held by the other. Mr. Thornley and Ms. Ellery each hold 1,100,000 shares in their own name and jointly hold 12,870,000 shares by trust. The shares of common stock beneficially owned by Mr. Thornley and Ms. Ellery have been counted once in the total number of shares beneficially owned by them.

(5) Consists entirely of shares held by Cox LOOK, Inc. Mr. Whiteside is Chief Operating Officer at Cox Interactive Media, Inc., of which Cox LOOK, Inc. is a wholly owned subsidiary. Mr. Whiteside disclaims beneficial ownership of the shares held by Cox LOOK, Inc.

                            EXECUTIVE COMPENSATION

Executive Officers

   Our executive officers, and their respective ages as of April 15, 2000, are as follows:

     Name                       Age Position
     ----                       --- --------
     Evan Thornley.............  35 Chief Executive Officer, Chairman and
                                    director
     Tracey Ellery.............  37 President and director
     Ned Brody.................  36 Chief Financial Officer
     Richard Boulderstone......  43 Senior Vice President, Engineering
     Brian Cowley..............  40 Senior Vice President, Global Sales
     Martin Hosking............  39 Senior Vice President, Product
     Val Landi.................  55 Senior Vice President, Marketing
     Chris Tucher..............  39 Senior Vice President, Business
                                    Development
     Martha Clark..............  46 Vice President, Human Resources
     Derek Malmquist...........  39 Vice President, Marketing
     Timothy Pethick...........  37 Vice President, International
     Martin Roberts............  39 Vice President, Senior Counsel and
                                    Secretary
     Scott Stanford............  29 Vice President, Strategy and Development

   Evan Thornley co-founded LookSmart and has served as its Chairman and Chief Executive Officer and a director since July 1996. From July 1996 to June 1999, Mr. Thornley also served as President. From 1991 to 1996, Mr. Thornley was a consultant at McKinsey & Company, a global consulting company, in their New York, Kuala Lumpur and Melbourne offices. Mr. Thornley holds a Bachelor of Commerce and a Bachelor of Laws from the University of Melbourne, Australia. Mr. Thornley is married to Ms. Ellery.

   Tracey Ellery co-founded LookSmart and has served as its President since June 1999 and as a director since September 1997. Ms. Ellery served as our Senior Vice President of Product from July 1996. From 1991 to 1994, Ms. Ellery was Chief Executive Officer of Student Services Australia, an Australian college publishing/retail company. Ms. Ellery studied drama and legal studies at Deakin University, Australia. Ms. Ellery is married to Mr. Thornley.

   Ned Brody has served as our Chief Financial Officer since March 2000. Prior to that time, Mr. Brody served as our Vice President of Ecommerce since November 1998. From 1993 to November 1998, Mr. Brody was a partner at Mercer Management Consulting, a management consulting company. Mr. Brody holds a B.S. in economics and an M.B.A. from Wharton School, University of Pennsylvania.

   Richard Boulderstone has served as our Senior Vice President of Engineering since March 2000. Prior to that time, Mr. Boulderstone served as Chief Technical Officer at Thomson Financial Services, a financial services company, from July 1997 to February 2000. At Thomson Financial Services, Mr. Boulderstone was responsible for product management, product development and information systems. From January 1997 to June 1997, Mr. Boulderstone was Vice President of Research Systems Development at Reed Elsevier, Inc., a professional information company. From October 1993 to December 1996, Mr. Boulderstone was Senior Vice President of Technology for Knight-Ridder Information, a professional information company. Mr. Boulderstone holds a Bachelor of Science and Technology in chemical engineering and fuel technology from Sheffield University, England.

   Brian Cowley has served as our Senior Vice President of Global Sales since December 1998. From August 1997 to December 1998, Mr. Cowley served as our Senior Vice President of Global Sales and Distribution and as our Vice President of Advertising Sales from October 1996 to August 1997. From March 1996 to October 1996, Mr. Cowley served as Business Development Manager at Netscape Communications Corporation, overseeing advertising sales on the Netscape Netcenter website. From April 1995 to March 1996, Mr. Cowley served as Vice President of Sales and Product Marketing in the Data Products Division of Strategic Mapping,

Inc., a marketing data company. From June 1994 until April 1995, Mr. Cowley worked as a Vice President of Sales at Consumer Direct Access, a company he co-founded, in San Francisco. Mr. Cowley holds a B.S. in marketing from Bryant College.

   Martin Hosking joined the Company in January 1996 and has held a variety of senior management positions, most recently as Senior Vice President of Product since July 1998. From 1994 to 1996, Mr. Hosking was a consultant at McKinsey & Company, a management consulting company. Prior to that time, Mr. Hosking served with the Australian Department of Foreign Affairs and Trade as a Diplomat in Egypt and Syria and held various senior posts in Canberra, Australia. Mr. Hosking holds a B.A. in history and economics from the University of Melbourne, Australia.

   Val Landi has served as our Senior Vice President of Marketing and Media Services since August 1998. From October 1997 to July 1998, Mr. Landi served as Vice President, Sales and Marketing of Carnelian, Inc., an Internet software company, and from April 1997 to September 1997 as Executive Vice President of Power Agent, an Internet media company. From March 1995 to March 1997, Mr. Landi served as Publisher and General Manager of International Data Group/Computerworld Internet Media, an information technology company, Corporate Vice President of International Data Group from 1994 to 1995, and as Executive Vice President of International Data Group's International Marketing Services from 1991 to 1995. Mr. Landi holds an M.A. from Harvard University.

   Chris Tucher has served as our Vice President of Business Development and Syndication since August 1998 and Senior Vice President of Business Development from June 1999. From August 1995 to August 1998, Mr. Tucher served as Director of Sales and Marketing and Media and Financial Markets at Netscape Communications Corporation, an Internet software company. From 1991 to 1995, Mr. Tucher was a vice president and member of the executive board of the Contra Costa Newspapers, Inc., a news publishing company. Mr. Tucher holds a B.A. in English and economics from Occidental College, and an M.B.A. from Harvard Business School.

   Martha Clark has served as our Vice President of Human Resources since May 1999. From October 1998 to April 1999, Ms. Clark was a consultant. From January 1997 to October 1998, Ms. Clark was Senior Vice President and Human Resources Division Manager of Sumitomo Bank of California, a commercial bank. From August 1995 to January 1997, Ms. Clark was Director and co-founder of John Parry & Alexander, a human resources consulting company. From 1993 to 1995, Ms. Clark was Director of Human Resources of Fritz Companies, Inc., a global logistics services company. Ms. Clark holds a B.A. in economics from Wellesley College and an M.B.A. from Stanford University.

   Derek Malmquist has served as our Vice President of Marketing since April 1999. From 1991 to April 1999, Mr. Malmquist worked at The Clorox Company, a consumer packaged goods company, most recently as Group Marketing Manager with responsibility for the home cleaning division. Prior to attending business school, Mr. Malmquist was an Account Executive with Bates Advertising Worldwide in New York, a Saatchi & Saatchi Company. Mr. Malmquist holds a B.A. in history from Harvard University, a Master of Philosophy from Cambridge University in England, and an M.B.A. from Harvard Business School.

   Timothy Pethick has served as our Vice President of International and as Chief Executive Officer and director of LookSmart International Pty Ltd., our Australian subsidiary, since March 1999. From August 1996 to March 1999, Mr. Pethick was employed in several positions by Encyclopedia Britannica, Inc., a publishing company, most recently as General Manager of Sales and Marketing. From 1995 to 1996, Mr. Pethick was Marketing Director of On Australia Pty Limited, an Internet/online publishing company, and from 1994 to 1995, he was General Manager of Roadshow New Media, a CD-rom distribution and publishing company. Mr. Pethick holds a Bachelor of Commerce from the University of New South Wales, a Masters of Economics from Macquarie University and an M.B.A. from Deakin University, Australia. Mr. Pethick is a Chartered Accountant in Australia.

   Martin Roberts has served as our Senior Counsel since May 1999 and as a Vice President since February 2000. From April 1997 to May 1999, he served as Senior Counsel of The PMI Group, Inc., a provider of mortgage-related services. From September 1995 to April 1997, Mr. Roberts served as Senior Counsel of Fair,

Isaac and Company, Inc., a risk assessment technology company. Prior to September 1995, Mr. Roberts was Managing Attorney at the Federal Deposit Insurance Corporation branch office in Los Angeles, California. Mr. Roberts holds a B.A. in English from the University of Virginia and a J.D. from the University of Alabama.

   Scott Stanford has served as our Vice President of Strategy and Development since January 1999. From July 1999 to December 1999, Mr. Stanford served as our Director of Strategy and Development and from January 1999 to July 1999 as our Director of Ecommerce. From September 1996 to July 1998, Mr. Stanford studied for his M.B.A and was an Associate at General Atlantic Partners, a venture capital company. From March 1993 to May 1996, Mr. Stanford was a financial analyst for Goldman Sachs & Co., an investment bank. Mr. Stanford holds a B.A. in social studies from Harvard University and an M.B.A. from Harvard Business School.

Summary Compensation Table

   The following table shows information concerning the compensation earned during each of the last three full fiscal years by our (i) Chief Executive Officer, (ii) four other most highly compensated executive officers of the Company as of December 31, 1999, and (iii) one executive officer, David Neylon, who was one of the four most highly compensated executive officers but was not employed with the Company at the end of 1999. The persons listed below are referred to throughout this proxy statement as the "named executive officers."

                                                       Long-Term
                                                      Compensation
                              Annual Compensation        Awards
                              -------------------- ------------------
                                      Other Annual                     All Other
Name and Principal            Salary  Compensation  Number of Shares  Compensation
Position                 Year   ($)      ($)(1)    Underlying Options    ($)(2)
------------------       ---- ------- ------------ ------------------ ------------
Evan Thornley........... 1999 212,328       --               --           8,408
 Chief Executive
 Officer,                1998 137,136       --               --          36,928
 Chairman and director   1997 105,132       --               --             --

Patricia Cole (3)....... 1999 164,098     7,132          900,000            --
 Chief Financial Officer 1998     --        --               --             --
                         1997     --        --               --             --

Brian Cowley............ 1999 280,239    10,000              --             --
 Senior Vice President,  1998 190,000     7,969              --             --
 Global Sales            1997 190,000       771        1,620,000            --

Tracey Ellery........... 1999 203,807       --               --           8,408
 President and director  1998  95,297       --               --           3,918
                         1997  62,582       --               --             --

Val Landi (4)........... 1999 149,908       --               --          20,000
 Senior Vice President,  1998  50,000       --           600,000            --
 Marketing               1997     --        --               --             --

David Neylon (5)........ 1999 207,595     6,000              --             --
 Senior Vice President,  1998  30,000     1,125        1,050,000            --
 Engineering             1997     --        --               --             --

--------
(1) The compensation listed in this column consists entirely of matching contributions made by the Company to the accounts of the named executive officers under the Company's 401(k) plan. Under the 401(k) plan, matching contributions are 50% vested after the first year of employment and 100% vested after the second year of employment.

(2) The compensation listed in this column for 1999 consisted of: (i) reimbursement of housing-related expenses in the amount of $6,405, telephone-related expenses in the amount of $633, and relocation expenses in the amount of $1,370 incurred by Mr. Thornley, (ii) reimbursement of housing-related expenses in the amount of $6,405, telephone-related expenses in the amount of $633, and relocation expenses in the amount of $1,370 incurred by Ms. Ellery, and (iii) reimbursement of $20,000 of personal travel expenses incurred by Mr. Landi.

(3) Ms. Cole's employment with the Company as Chief Financial Officer began in February 1999 and ended in March 2000. Amounts shown for 1999 reflect compensation for services rendered for less than the full fiscal year in 1999.

(4) Mr. Landi's employment with the Company began in August 1999. Amounts shown for 1999 reflect compensation for services rendered for less than the full fiscal year in 1999.

(5) Mr. Neylon's employment with the Company began in November 1998 and ended in August 1999. Amounts shown for 1998 and 1999 reflect compensation for services rendered for less than the full fiscal years in 1998 and 1999.

Stock Option Grants in the Last Fiscal Year

   The following table sets forth information regarding stock options granted to the named executive officers in 1999 and the values of those options:

                                           Individual Grants
                         -----------------------------------------------------
                                                                               Potential Realizable
                                                                                 Value at Assumed
                                                                               Annual Rate of Stock
                            Number of    Percent of Total                       Price Appreciation
                           Securities    Options Granted  Exercise              for Option Term ($)
                           Underlying      to Employees   Price Per Expiration ---------------------
Name                     Options Granted     in 1999        Share      Date        5%        10%
----                     --------------- ---------------- --------- ---------- ---------- ----------
Patricia Cole...........     900,000          13.25%        $1.25    2/25/09   $3,165,557 $5,706,995

   The amounts shown in the column entitled "Potential Realizable Value at Assumed Annual Rate of Stock Price Appreciation for Option Term" are based on the fair market value per share of common stock on the date of grant, compounded annually at 5% or 10% per annum over the 10-year term of the stock option, minus the exercise price per share, multiplied by the number of shares subject to the stock option. The real value of the options depends on the actual performance of the Company's stock during the applicable period. The use of this valuation method should not be construed as an endorsement of its accuracy in valuing LookSmart options or common stock.

   Stock options noted above are exercisable with respect to 25% of the shares on the first anniversary of the date of grant and become exercisable with respect to 1/48th of the shares on each month thereafter with full vesting occurring on the fourth anniversary of the grant. Vesting may be partially accelerated upon certain events relating to a change in control of the Company. Stock options granted under the Amended and Restated 1998 Stock Plan generally: (i) expire after a term of ten years, (ii) terminate, with limited exercise provisions for a period of time, in the event of death, retirement or other termination of employment, and (iii) permit the optionee to pay the exercise price by delivery of cash or shares of the Company's common stock.

Aggregated Option Exercises and Fiscal Year-End Values

   The following table provides information concerning option exercises in 1999 and unexercised options held as of December 31, 1999 by the named executive officers. The amounts shown in the column entitled "Value Realized" are based on the market price of the purchased shares on the exercise date minus the exercise price of the option, multiplied by the number of shares subject to the option. The amounts shown in the columns entitled "Value of Unexercised In-the-Money Options at Fiscal Year End" are based on the closing sales price of the Company's common stock on the Nasdaq National Market on December 31, 1999 ($27.00) minus the exercise price of the option, multiplied by the number of shares subject to the option.

                                                Number of Securities
                          Number               Underlying Unexercised     Value of Unexercised
                         of Shares             Options at Fiscal Year     In-the-Money Options
                         Acquired                        End               at Fiscal Year-End
                            on       Value    ------------------------- -------------------------
Name                     Exercise   Realized  Exercisable Unexercisable Exercisable Unexercisable
----                     --------- ---------- ----------- ------------- ----------- -------------
Patricia Cole...........       --         --        --       900,000           --    $23,175,000
Brian Cowley............ 1,248,750 $9,618,102    45,000      326,250    $1,214,573     8,805,651
Val Landi...............       --         --    200,000      400,000     5,376,660    10,753,320
David Neylon............   262,500  3,106,241       --           --            --            --

Employment, Severance and Change of Control Agreements

   Employment Agreements. The Company has no written employment agreements governing the length of service of its executive officers, or any severance or change of control agreements, with its executive officers. Each of its executive officers serves on an at-will basis.

   Stock Options. Pursuant to individual stock option agreements with the Company, the stock options held by executive officers are subject to accelerated vesting in the event of termination without cause following a change in control of the Company. In such event, the vesting of stock options will be accelerated in amounts between 25% and 100% of the shares subject to the stock option. A "change of control" is generally defined in the agreements as a merger or acquisition of the Company in which the stockholders of the Company prior to the transaction do not retain 50% of the voting securities of the surviving corporation or a sale of all or substantially all of the assets of the Company. Generally, under the stock option agreements, 25% of each option becomes exercisable on the first anniversary of the date of grant and 1/48th of the shares become exercisable each month thereafter, so that all options are vested after four years.

   Indemnity Agreements. The Company has entered into indemnity agreements with its directors and officers providing for indemnification of each director and officer against expenses incurred in connection with any action or investigation involving the director or officer by reason of his or her position with the Company (or with another entity at the Company's request). The directors and officers will also be indemnified for costs, including judgments, fines and penalties, indemnifiable under Delaware law or under the terms of any current or future liability insurance policy maintained by the Company that covers directors and officers. A director or officer involved in a derivative suit will be indemnified for expenses and amounts paid in settlement. Indemnification is dependent in each instance on the director or officer meeting the standards of conduct set forth in the indemnity agreements.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

   The compensation committee of the board of directors is composed of two directors, Messrs. Castagna and Ryan, neither of whom is a current or former employee of the Company or its subsidiaries. The compensation committee develops and recommends to the board of directors the compensation policies of the Company. The compensation committee also administers the Company's compensation plans and recommends for approval by the board of directors the compensation to be paid to the Chief Executive Officer and, with the advice of the Chief Executive Officer, the compensation of the other executive officers of the Company.

General Compensation Policy

   The basic compensation philosophy of the compensation committee and the Company is to provide competitive salaries as well as competitive incentives to achieve superior financial performance. The Company's executive compensation policies are designed to achieve four primary objectives:

    . Attract and retain well-qualified executives who will lead the Company and achieve and inspire superior performance;

    . Provide incentives for achievement of specific short-term individual, business unit and corporate goals;

    . Provide incentives for achievement of longer-term financial goals;
      and

    . Align the interests of management with those of the stockholders to encourage achievement of continuing increases in stockholder value.

   Executive compensation at LookSmart consists primarily of the following components:

    . base salary and benefits;

    . amounts paid, if any, under individual-specific discretionary bonus plans designed to encourage achievement of individual goals; and

    . participation in the Company's stock option and equity-based incentive plans.

Each component of compensation is designed to accomplish one or more of the four compensation objectives described above.

   The participation of specific executive officers and other key employees in the stock option and equity-based incentive plans of the Company is recommended by management and all recommendations (including the level of participation) are reviewed, modified (to the extent appropriate) and approved by the compensation committee. Senior executive officers are normally eligible to receive a greater percentage of their potential compensation in the form of awards under these incentive plans to reflect the compensation committee's belief that the percentage of an executive's total compensation that is "at risk" should increase as the executive's corporate responsibilities and ability to influence profits increase.

Base Salary

   To attract and retain well-qualified executives, it is the compensation committee's policy to establish base salaries and provide benefit packages at levels that have been confirmed to be competitive. Base salaries of senior executives are determined by the compensation committee by comparing each executive's position with similar positions in companies of similar type, size and financial performance. In making that comparison, the compensation committee uses independent surveys of companies of a comparable stage of development. Included in the survey are some, but not all, of the companies included in the Chase H&Q Internet 100 Index, with the primary focus on Internet companies at a similar stage in the San Francisco Bay Area which may compete for the same pool of employees. In general, the compensation committee has targeted salaries to be at the median to slightly below the median percentile of base salaries paid for comparable positions by companies included in the surveys. Other factors considered by the compensation committee are the executive's performance, the executive's current compensation and the Company's or the applicable business unit's performance (determined by reference to revenues, costs and other quantitative measures of performance). Although the compensation committee does not give specific weight to any particular factor, the most weight is given to the executive's performance (in determining whether to adjust above or below the current salary level), and a significant but lesser weight is generally given to the comparative salary levels in the industry.

   In general, base salaries for the Company's executive officers during 1999 were near the median of salaries paid by companies included in the surveys. The 1999 average base salary of senior executives increased over the previous year's level as a result of a combination of factors, including improved individual performance, improved or continued excellent performance by the applicable business unit and Company, promotions and increased responsibilities.

Stock-Based Incentive Compensation

   Awards under the Company's stock option and employee stock purchase plans are designed to encourage long-term investment in the Company by participating executives, more closely align executive and stockholder interests and reward executives and other key employees for building stockholder value. The compensation committee believes stock ownership by management has been demonstrated to be beneficial to all stockholders. Periodic grants of stock options are generally made annually to all eligible employees based on performance, with additional grants made to certain employees following a significant change in job responsibility.

   Under the Company's stock option plan, the compensation committee may grant to executives and other key employees options to purchase shares of stock. The compensation committee reviews, modifies (to the extent appropriate) and takes action on the amount, timing, price and other terms of all options granted to employees of the Company. The compensation committee grants both incentive stock options and nonqualified options within the meaning of the Internal Revenue Code. A majority of the options granted have been incentive stock options with an exercise price equal to the closing price of LookSmart common stock on the last trading day before the grant. Under the terms and conditions of the plan, the compensation committee may, however, grant nonqualified options with an exercise price above or below the market price on the date of grant.

   In determining the number of stock options to be awarded to an executive, the compensation committee generally takes into consideration the levels of responsibility and compensation practices of similar companies. The compensation committee also considers the recommendations of management (except for awards to the Chief Executive Officer), the individual performance of the executive and the number of shares previously awarded to the executive. As a general practice, the number of options granted increases in proportion to each executive's responsibilities.

Chief Executive Officer Compensation

   Mr. Thornley's compensation in 1999 is consistent with the compensation policy of LookSmart described above and the compensation committee's evaluation of his overall leadership and management of the Company. In setting Mr. Thornley's 1999 base salary and total annual cash compensation, the compensation committee compared Mr. Thornley's cash compensation with that of chief executive officers in a group of companies of similar general type and size. Mr. Thornley's cash compensation for 1999 increased 54.8% above his 1998 level, primarily due to the performance of the Company during the past several years which the compensation committee believed was significantly due to his leadership.

   In May 1999, the board of directors approved an increase to Mr. Thornley's salary from $140,000 to $250,000. The compensation committee may recommend, and the board of directors may approve, an adjustment to Mr. Thornley's salary in 2000. The Chief Executive Officer has a lower percentage of total compensation "at risk" because none of his potential compensation is based upon the stock option plan described above.

Mr. Thornley's equity position in the Company consists entirely of common stock beneficially owned by him and his wife, Ms. Ellery, none of which is subject to vesting. Mr. Thornley and Ms. Ellery do not hold stock options in LookSmart.

Compliance with Internal Revenue Code Section 162(m)

   Section 162(m) of the Internal Revenue Code provides that a company may not deduct compensation paid to certain executive officers in excess of $1,000,000 per officer in any one year, except for "performance-based" compensation. The cash compensation paid to the Company's executive officers in 1999 did not exceed the $1,000,000 limit per officer, nor is the cash compensation to be paid to executive officers in 2000 expected to reach that level. Because it is very unlikely that the cash compensation payable to any of the Company's executive officers in the foreseeable future will approach the $1,000,000 limitation, the compensation committee has decided not to take any action at this time to limit or restructure the elements of cash compensation payable to the Company's executive officers. The compensation committee will reconsider this decision should the individual compensation of any executive officer ever approach the $1,000,000 level.

   The foregoing report has been submitted by the undersigned in our capacity as members of the compensation committee of the Company's board of directors.

                                          Respectfully submitted,

                                          Anthony Castagna
                                          Robert Ryan

                            STOCK PERFORMANCE GRAPH

   The following graph compares the cumulative total stockholder return on LookSmart common stock to the Nasdaq Stock Market (U.S.) Index and the Chase H&Q Internet 100 Index. The graph covers the period from August 20, 1999, the first trading date of LookSmart's common stock, to March 31, 2000. The graph assumes that $100 was invested on August 20, 1999 in LookSmart common stock and in each index, and that all dividends were reinvested. LookSmart has not paid or declared any cash dividends on its common stock. Stockholder returns over the indicated period should not be considered indicative of future stockholder returns.

              Comparison of Seven-Month Cumulative Total Return*
      Among LookSmart Common Stock, the Nasdaq Stock Market (U.S.) Index
                     and the Chase H&Q Internet 100 Index





                       [PERFORMANCE GRAPH APPEARS HERE]
--------
* $100 invested on August 20, 1999 in stock or index, including reinvestment of dividends.

   The dollar values for total stockholder return plotted in the graph above are shown in the table below:

                                              Nasdaq Stock       Chase H&Q
     Period                         LookSmart Market (U.S.)  Internet 100 Index
     ------                         --------- ------------- -------------------
     August 20, 1999 (inception)...  $100.00     $100.00          $100.00
     September 30, 1999............   198.44      103.57           114.76
     December 31, 1999.............   225.00      152.59           222.16
     March 31, 2000................   366.67      171.65           232.05

   The preceding stock performance graph and the Compensation Committee Report are not considered proxy solicitation materials and are not deemed filed with the Securities and Exchange Commission. Notwithstanding anything to the contrary set forth in any of LookSmart's previous filings made under the Securities Act of 1933 or the Securities Exchange Act of 1934 that incorporate future filings made by the Company under those statutes, neither the above stock performance graph nor the Compensation Committee Report is to be incorporated by reference into any prior filings, nor shall the graph or report be incorporated by reference into any future filings made by the Company under those statutes.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

   Section 16(a) of the Securities Exchange Act of 1934 requires LookSmart's directors, officers and persons who beneficially own more than 10% of the outstanding shares of common stock to file with the SEC initial reports of ownership and reports of changes in ownership. Directors, officers and 10% stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) reports they file.

   To the Company's knowledge, based solely on review of the reports the Company has received, or written representations that no other reports were required for those persons, the Company believes that its officers and directors complied with all applicable filing requirements applicable to fiscal 1999, except that the Form 4 for Paul Riley, a director of the Company prior to December 1999, was filed timely and subsequently amended to reflect the purchase of 3,750 shares of LookSmart common stock in August 1999, rather than the purchase of 500 shares as initially reported.

                             STOCKHOLDER PROPOSALS

   All stockholder proposals intended to be presented at the annual meeting of stockholders in 2001 and included in the Company's proxy statement and form of proxy relating to that meeting must be presented to the Company by January 1, 2001. Stockholder proposals intended for consideration for inclusion in the Company's proxy statement and form of proxy relating to that meeting should be made in accordance with Securities and Exchange Commission Rule 14a-8. All other stockholder proposals that are intended to be presented at the annual meeting of stockholders in 2001 must be presented to the Company by April 10, 2001, or will be considered untimely. Stockholder proposals should be addressed to the attention of Company Counsel, 625 Second Street, San Francisco, California 94107.

                            SOLICITATION OF PROXIES

   Solicitation of proxies will be made initially by mail. In addition, directors, officers and employees of the Company and its subsidiaries may solicit proxies by telephone or facsimile or personally without additional compensation. Proxies may be solicited by nominees and other fiduciaries who may mail materials to or otherwise communicate with the beneficial owners of shares held by them. The Company will bear all costs of solicitation of proxies, including the charges and expenses of brokerage firms, banks, trustees or other nominees for forwarding proxy materials to beneficial owners.

PROXY                                                                      PROXY

                               LOOKSMART, LTD.

                                COMMON STOCK
                ANNUAL MEETING OF STOCKHOLDERS, MAY 25, 2000
                    THIS PROXY IS SOLICITED ON BEHALF OF
                  THE BOARD OF DIRECTORS OF LOOKSMART, LTD.

The undersigned revokes all previous proxies, acknowledges receipt of the Notice of the Annual Meeting of Stockholders to be held May 25, 2000 and the Proxy Statement, and appoints Evan Thornley and Martin Roberts, and each of them, the Proxy of the undersigned, with full power of substitution, to vote all shares of common stock of LookSmart, Ltd. (the "Company") which the undersigned is entitled to vote, either on his or her own behalf or on behalf of any entities, at the Annual Meeting of Stockholders of the Company to be held at the Company's headquarters at 625 Second Street, San Francisco, California, 94107, on May 25, 2000 at 10:00 a.m. Pacific Time, and at any adjournments or postponements thereof, with the same force and effect as the undersigned might or could do if personally present thereat. The shares represented by this Proxy shall be voted in the manner set forth below and on the reverse side.

    (Continued, and to be marked, dated and signed, on the reverse side)

                            FOLD AND DETACH HERE

                                                             Please mark     [X]
                                                             your votes
                                                             as in this
                                                             example.


                                                        FOR ALL
                                                        NOMINEES     WITHHOLD
                                                        EXCEPT AS    AUTHORITY
                                                        NOTED BELOW   TO VOTE
                                                            [_]         [_]

1. To elect two directors to serve on the Company's
   Board of Directors until the Annual Meeting of Stockholders in 2003 or until their successors are duly elected and qualified:

   Mariann Byerwalter and Robert Ryan.

                                                         FOR   AGAINST   ABSTAIN
                                                         [_]     [_]       [_]
2. To ratify the appointment of PricewaterhouseCoopers
   LLP as independent auditors of the Company for the fiscal year ending December 31, 2000.

3. In accordance with the discretion of the proxy holders, to act upon all matters incident to the conduct of the meeting and upon such other matters as may properly come before the meeting.


The Board of Directors recommends a vote IN FAVOR OF the directors listed above and a vote IN FAVOR OF each of the listed proposals. This Proxy, when properly executed, will be voted as specified above. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED IN FAVOR OF THE ELECTION OF THE DIRECTORS LISTED ABOVE AND IN FAVOR OF THE OTHER PROPOSALS.

(Print name(s) on certificate)_________________________________________________

Please sign your name(s) Authorized Signature(s)______________________________

Date:__________________________________________________________________________

Please print the name(s) appearing on each share certificate(s) over which you have voting authority.

                             FOLD AND DETACH HERE